Exhibit 99.1
News Release
Covidien Announces Definitive Agreement to Acquire Aspect Medical Systems, Inc.
DUBLIN, Ireland & NORWOOD, Mass., Sep 28, 2009 (BUSINESS WIRE) — Covidien (NYSE: COV) and Aspect Medical Systems, Inc. (NASDAQ: ASPM) today announced that Covidien has reached a definitive agreement to acquire Aspect, a global market leader in brain monitoring technology.
The Boards of Directors of both companies have unanimously approved the transaction, pursuant to which a wholly owned subsidiary of Covidien will pay $12.00 in cash per Aspect share for a total of approximately $210 million, net of cash and short-term investments acquired. The transaction, which will take the form of an all cash tender offer followed by a second-step merger, is subject to customary closing conditions, including receipt of certain regulatory approvals, and is expected to be completed by the end of calendar 2009.
Founded in 1987, Aspect is recognized as a pioneer and global market leader in brain monitoring, with 2008 revenues of $99 million. Aspect’s premier product — Bispectral Index(TM) (BIS(TM)) technology — became the first clinically proven and commercially available direct measure of the effects of anesthetics and sedatives on the brain. Aspect led the way to develop proprietary technologies that directly measure these effects and ultimately improve the quality and cost effectiveness of patient care. BIS technology is designed to allow medical professionals to reliably gauge the precise amount of anesthetic medication required by each patient, resulting in better overall patient care.
“The acquisition of Aspect will allow Covidien to broaden its product offerings and add a market leading brain monitoring technology to its portfolio,” said Pete Wehrly, President, Respiratory & Monitoring Solutions, Covidien. “Aspect will bring us enhanced clinical expertise, a strong research & development organization and expand our presence in the operating room. The acquisition is consistent with our strategy of expanding into adjacent market segments and will help us achieve our mission of enhancing the quality of life for patients and improving outcomes for our customers.”
“Joining Covidien provides Aspect with the scale and resources to accelerate growth of BIS and other Aspect products, to continue to invest in outcomes research, comparative effectiveness and innovation, and to support the strategy of providing products that are designed to improve patient outcomes,” said Nassib Chamoun, President and Chief Executive Officer, Aspect Medical Systems. “Above all, we are pleased to become part of a company that shares our commitment to evidence-based medicine and the development of products that help clinicians cost-effectively deliver better care.”
Assuming a December 31, 2009, closing, Covidien expects this transaction to dilute fiscal 2010 GAAP earnings per share, primarily due to a one-time charge for restructuring. On a non-GAAP basis, excluding the restructuring charge, the transaction is expected to be slightly dilutive to 2010 earnings per share; however, the underlying strength of Covidien’s existing businesses is expected to offset this dilution. As a result, Covidien does not anticipate this transaction will have a material impact on its fiscal 2010 sales or operating margin outlook.
Once the transaction has been completed, Covidien will report the Aspect business as part of its Oximetry and Monitoring product line in the Medical Devices segment.

ABOUT COVIDIEN
Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2008 revenue of $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.
ABOUT ASPECT MEDICAL SYSTEMS, INC.
Aspect Medical Systems, Inc. is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess approximately 34 million patients and has been the subject of more than 3,300 published articles and abstracts. BIS technology is installed in approximately 78 percent of hospitals listed in the July 2009 U.S. News and World Report ranking of America’s Best Hospitals and in approximately 74 percent of all U.S. operating rooms. In the last twelve months, BIS technology was used in approximately 19 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. Aspect Medical Systems has OEM agreements with nine leading manufacturers of patient monitoring systems. For more information, visit Aspect’s Web site at http://www.aspectmedical.com.
FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. This release contains forward-looking information about Covidien’s proposed acquisition of Aspect Medical Systems, Inc., the timing of the anticipated transaction, the potential benefits of the anticipated transaction, Aspect’s clinical trials, products and product candidates and the potential benefits of such products and product candidates, and expected dilutive effect. Any forward-looking statements contained herein are based on Covidien’s and Aspect’s management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, the satisfaction of conditions to closing the agreement; the ability to successfully integrate Aspect’s operations and programs with Covidien’s and the time and resources required to do so, the uncertainties inherent in commercial, research and development activities, decisions by regulatory authorities regarding whether and when to approve any applications for such product candidates and other matters that could affect the availability or commercial potential of such product candidates; and competitive developments. These and other factors are identified and described in more detail in Covidien’s and Aspect’s filings with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. We disclaim any obligation to update these forward-looking statements other than as required by law.
NON-GAAP Financial Information
This release contains a non-GAAP financial measure. This non-GAAP financial measure, which is used a measure of Covidien’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of Covidien’s financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP financial measure to GAAP is provided in the text of this release. Covidien’s non-GAAP measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Covidien defines its non-GAAP financial measures.
Specifically, any one-time charge for restructuring is excluded from the projected earnings per share dilution.

Covidien management uses this non-GAAP financial measure to gain an understanding of its comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. This non-GAAP financial measure is also used by Covidien’s management in their financial and operating decision-making because management believes it reflects the underlying economics of Covidien’s ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Covidien’s business and may, in some cases, be difficult to forecast accurately for future periods. Covidien’s management believes that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating Covidien’s current operating performance and future prospects in the same manner as management does if they so choose. Non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect Covidien’s operations. Covidien’s management compensates for this and other limitations by also considering Covidien’s financial results as determined in accordance with GAAP.
IMPORTANT INFORMATION ABOUT THE TENDER OFFER
This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Aspect. Transformer Delaware Corp. (the “Merger Sub”), an indirect, wholly-owned subsidiary of Covidien, has not commenced the tender offer for the shares of Aspect stock described in this press release.
Upon commencement of the tender offer, the Merger Sub will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Aspect will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about Covidien, Aspect, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.
Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by the Merger Sub and Aspect through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting:
Covidien
Investor Relations
508-452-4650
investor.relations@covidien.com
or
Aspect Medical Systems
Investor Relations
1-617-559-7000
bis_info@aspectms.com
SOURCE: Covidien
COVIDIEN
Eric Kraus
Senior Vice President
Corporate Communications

508-261-8305
eric.kraus@covidien.com
or
Coleman Lannum, CFA
Vice President
Investor Relations
508-452-4343
cole.lannum@covidien.com
or
Bruce Farmer
Vice President
Public Relations
508-452-4372
bruce.farmer@covidien.com
or
Brian Nameth
Director
Investor Relations
508-452-4363
brian.nameth@covidien.com
or
ASPECT
J. Neal Armstrong
Vice President and CFO
617-559-7162